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PRICING SUPPLEMENT NO. 26 DATED APRIL 2ND, 2002                                   REGISTRATION STATEMENT NO. 333-71850
(TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 6, 2001                                      FILED PURSUANT TO RULE 424(B)(2)
AND PROSPECTUS DATED OCTOBER 25, 2001)

                                         CREDIT SUISSE FIRST BOSTON (USA), INC.
                                                    MEDIUM-TERM NOTES
                                       DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF
NOTES", WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR
PAYMENT AT THE RATE SET FORTH BELOW.

Agent:   Credit Suisse First Boston Corporation
Principal Amount:                     75MM                     Optional Conversion:                     N/A

Price To Public:                      100.00%                  Optional Repayment Date:                 Non Call/ Life

Underwriting Discount:                N/A

Percentage To Issuer:                 100.00%                  Business Day Jurisdiction:               New York

Settlement Date                       April 2,2002             Initial Redemption Percentage:           N/A
(Original Issue Date):

Specified Currency:                   US Dollar                Initial Redemption Date:                 N/A

Authorized Denomination:              $1,000 and integral      Annual Redemption                        N/A
                                      multiples thereof        Percentage Reduction:


                                                               Optional Extension of Maturity:

Maturity Date:                        April 02,2004            Form of Note:                            Book Entry

Fixed Rate or Floating Rate Note:     Floating Rate Note

Initial Interest Rate:                TBD

Interest Rate Basis:                  Fed Funds Effective

Maximum/Minimum                       N/A                      Initial Interest Reset Date:             Daily
 Interest Rate:                                                Interest Reset Date(s):
                                                                                                        Quarterly. Pays
                                                                                                        the 2nd of each
                                                                                                        January, April,
                                                                                                        July and October.

Spread to Index:                      +36 basis points

Interest Payment Date:                Quarterly. Pays the      Specify if Note is indexed,              N/A
                                      2nd each January,        renewable, dual currency,
                                      April, July, October     amortizing, or OID, if applicable:
                                      and maturity. Subject
                                      to the modified
                                      following business
                                      convention.

Interest Determination Date:          Daily Fed Funds          Day Count:                               ACT/360
                                      Effective  H .15As
                                      shown on Telerate
                                      page 118 or successor
                                      pages.
                                                               CUSIP:                                   22541FCS3
First Interest Payment Date:          July 2nd 2002

Settlement:                           DTC #355

                            ---------------------------------------------------------------

                                               CREDIT SUISSE FIRST BOSTON
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